                                                                    Exhibit 3.25


Corporations Section        SEAL: THE STATE OF TEXAS                Gwyn Shea
P.O. Box 13697                                                      Secretary of
Austin, Texas  78711-3697                                           State

                        OFFICE OF THE SECRETARY OF STATE


The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

                            KERRVILLE CELLULAR, INC.
                            Filing Number: 108771300

Articles Of Incorporation                                        August 30, 1988
Articles Of Amendment                                           October 21, 1988


                                   In testimony whereof, I have hereunto signed my name officially and caused to be impressed hereon the Seal of State at my office in Austin, Texas on January 30, 2002.


SEAL: THE STATE OF TEXAS                              /s/ Gwyn Shea
                                                      ------------------
                                                          Gwyn Shea
                                                      Secretary of State




          Come visit us on the internet at http://www.sos.statc.tx.us/
PHONE(512) 463-5555            FAX(512) 463-5709                        TTY7-1-1
Prepared by Dee Harris Harris

                           ARTICLES OF INCORPORATION

                                       OF

                            KERRVILLE CELLULAR, INC.

      I, the undersigned natural person of the age of eighteen (18) years of more, acting as incorporator of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

                                  ARTICLE ONE

      The name of the corporation is KERRVILLE CELLULAR, INC.

                                  ARTICLE TWO

      The period of its duration is perpetual.

                                 ARTICLE THREE

      The purpose or purposes for which the corporation is organized are: To manufacture, buy, sell, lease and deal in and with goods, wares, merchandise, services and personal property of every kind and description, and as provided by and subject to the provisions of Part Four Texas Miscellaneous Corporations Law Act, to purchase, acquire, hold, own, improve, sell, convey, assign, release, mortgage, encumber, lease, exchange, option, subdivide, hire and deal or otherwise dispose of real and personal property of every class and description and any interests therein, including stocks and securities of other corporations, to associate with one or more persons, firms, associates, organizations, partnerships and/or corporations in the formation and/or creation of a partnership or partnerships and to conduct the business thereof, and to loan money without banking or discount privileges and to take securities for the payment of all sums due the corporation, and to sell, assign and release such securities, and to buy, sell and otherwise deal in notes, pledge shares, bonds or other investments of every name and nature.

                                  ARTICLE FOUR

      The aggregate number of shares, which the corporation shall have the authority to issue is Ten Thousand (10,000) without par value.

                                  ARTICLE FIVE

      The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00).

                                  ARTICLE SIX

      The address of its registered office is 955 Water Street, Kerrville, Texas 78028, and the name of its registered agent at such address is C. R. Weinheimer.

                                 ARTICLE SEVEN

      The number of directors constituting the initial Board of Directors is 8 and the names and addresses of the directors are:

Scott S. Parker
P.O. Box 1485
Kerrville, Texas  78029

E. C. Parker, Jr.
P.O. Box 152
Kerrville, Texas  78029

Thomas W. Labatt, III
135 W. Elsmere
San Antonio, TX  78212

D. H. Comparette, Jr.
506 Cardinal Dr.
Kerrville, TX  78028

Dalene C. Reagan
3023 LaQuinta Dr.
Missouri City, TX  77459

A. Schreiner Harrison
110 LaJara
San Antonio, TX  78209

Jane C. Flato Smith
4001 N. New Braunfels #1002
San Antonio, TX  78209

Robert J. Pacharzina
126 Grandview
New Braunfels, TX  78130

                                 ARTICLE EIGHT

      The name and address of the incorporator is Scott S. Parker, 313 Earl Garrett, P.O. Box 472, Kerrville, Texas 78029.

                                     Signed:

                                     /s/ Scott S. Parker
                                     -------------------------------------------
                                     Scott S. Parker, Incorporator

      SWORN TO on the 26th day of August, 1988, by the above named incorporator.

                                     /s/ Karen J. Johnson
                                     -------------------------------------------
                                     Notary Public, State of Texas


                                     Karen J. Johnson
                                     -------------------------------------------
                                     Printed Name of Notary
                                     My Commission Expires:  March 10, 1992
                                                             -------------------


                                       3